Exhibit 4.3

JOINDER AGREEMENT NO. 3 dated as of July 26, 2023 (the “Joinder Agreement”) to the FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT dated as of April 21, 2021 (as modified by the Joinder Agreement No. 1, dated as of June 16, 2021 and the Joinder Agreement No. 2, dated as of November 30, 2021, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Credit Facility Agent, Deutsche Bank Trust Company Americas, as Initial Other Authorized Representative, and each other Authorized Representative from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. Parent proposes to issue or incur Other First-Priority Obligations and the Person identified in the signature pages hereto as the “Additional First-Priority Agent” (the “Additional First-Priority Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Other First-Priority Secured Parties. The Other First-Priority Obligations are being designated as such by Parent in accordance with Section 5.14 of the Intercreditor Agreement.

C. The Additional First-Priority Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Other First-Priority Secured Parties, the rights and obligations of an “Additional First-Priority Agent” and “Authorized Representative” thereunder. The Additional First-Priority Agent is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional First-Priority Agent and Authorized Representative thereunder.

Accordingly, the Additional First-Priority Agent and Parent agree as follows, for the benefit of the Additional First-Priority Agent, Parent and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional First-Priority Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional First-Priority Agent and Authorized Representative for the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, (b) agrees, for itself and on behalf of the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional First-Priority Agent and an Authorized Representative under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Authorized Representative. The Additional First-Priority Agent represents and warrants to the other Authorized Representatives and the other First-Priority Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional First-Priority Agent, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (c) the Other First-Priority Agreements relating to such Other First-Priority Obligations provide that, upon the Additional First-Priority Agent’s entry into this Joinder Agreement, the secured parties in respect of such Other First-Priority Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Other First-Priority Secured Parties.

Section 3. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Authorized Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional First-Priority Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission (including PDF copies) shall be effective as delivery of a manually signed counterpart of this Joinder Agreement and may be used in lieu of original signature pages for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Joinder Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 of the Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional First-Priority Agent has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as ADDITIONAL FIRST-PRIORITY AGENT and AUTHORIZED REPRESENTATIVE for the OTHER FIRST-PRIORITY SECURED PARTIES

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

Company Name

Deutsche Bank Trust Company Americas
1 Columbus Circle, 17th Floor – MS: NYC01-1710

New York, New York 10019
Attention of: Corporate Team Deal Manager – Coty Inc.
Telecopy: 732-578-4635

[Signature Page to First Lien/First Lien Intercreditor Agreement – Joinder]

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Credit Facility Agent

By:	/s/ Jeffrey C. Miller
Name: Jeffrey C. Miller
Title: Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Initial Other Authorized Representative

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Authorized Representative (in respect of the Other First-Priority Obligations designated as such on June 16, 2021)

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

[Signature Page to First Lien/First Lien Intercreditor Agreement – Joinder]

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Authorized Representative (in respect of the Other First-Priority Obligations designated as such on November 30, 2021)

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

COTY, INC.

By:	/s/ Hemant Gandhi
	Name:	Hemant Gandhi
	Title:	Senior Vice President, Treasury

[Signature Page to First Lien/First Lien Intercreditor Agreement – Joinder]